Exhibit 10.2

SECURED PROMISSORY NOTE

$3,670,000.00	August 7, 2015
Pueblo, Colorado

For value received, EWSD I LLC, an Arizona limited liability company, EAST WEST SECURED DEVELOPMENTS, LLC, an Arizona limited liability company, BRIAN LOISELLE, an individual, and TODD JOHNSON, an individual (together, jointly and severally, the “Borrower”’) promise to pay to the order of SOUTHWEST FARMS, INC., a Colorado corporation (together with its successors and assigns, the “Lender”), the principal amount of THREE MILLION SIX HUNDRED SEVENTY THOUSAND AND NO/100THS DOLLARS ($3,670,000.00) pursuant the terms of this Note, with interest thereon as provided below.

1. Carry-Back Loan; No Re-Advances. This Note evidences Borrower’s obligation to pay a portion of the purchase price payable by Borrower to Lender pursuant to the terms of that certain Contract to Buy and Sell Real Estate (Land) dated as of July 13, 2015, relating to the purchase and sale of that certain real property located at 214 39th Lane, Pueblo, Colorado 81006, together with all related water rights, mineral rights, improvements, fixtures and other appurtenances (collectively, the “Property”). The loan evidenced by this Note is in the nature of a seller carry-back loan. The loan evidenced by this Note shall be non-revolving and shall not be re-advanced after repayment. The unpaid principal balance owing on this Note at any time may be evidenced by endorsements on this Note itself or by Lender’s internal records.

2. Interest. Interest on the outstanding principal balance of this Note shall accrue, and shall be calculated, at the rate of five percent (5.0%) per annum (the “Interest Rate”) from the date of this Note until paid in full. Interest shall be computed on the basis of actual days elapsed and a 365-day year and shall be payable in arrears.

3. Payments. This Note shall be payable as follows: (a) thirty-five (35) payments of principal and interest, which shall be calculated based upon a hypothetical amortization period of thirty (30) years, commencing on September 1, 2015 and continuing thereafter on the first day of each calendar month through and including July 1, 2018; and (b) one (1) final BALLOON payment of all unpaid principal and accrued but unpaid interest on August 1, 2018 (the “Maturity Date”). The time period from the date of this Note through and including the satisfaction of all obligations under this Note and the other Loan Documents (as defined below) is hereinafter referred to as the “Loan Term”. All payments against this Note shall be payable without setoff, deduction or demand and shall be made in lawful money of the United States of America at 1825 Chianti Court, Pueblo, Colorado 81001, or at such other place as Lender may from time to time designate in writing.

4. Application of Payments. Payments made under this Note shall be applied first to late charges, second to collection costs, third to accrued and unpaid interest and fourth to principal hereunder. Notwithstanding the foregoing, any payments received after the occurrence of and during the continuance of an Event of Default (as defined below) shall be applied in such manner as Lender may determine.

5. Default Rate. At Lender’s option and without prior notice, upon the occurrence of an Event of Default (as defined below) or at any time during the pendency of any Event of Default under this Note or any related loan documents, Lender may impose a default rate of interest (the “Default Rate”) equal to the lesser of (a) eighteen percent per annum (18%); and (b) the highest rate permitted under applicable law. The Default Rate shall remain in effect until the default has been cured and that fact has been communicated to and confirmed by Lender. Lender’s imposition of the Default Rate shall not constitute an election of remedies or otherwise limit Lender’s rights concerning other remedies available to Lender as a result of the occurrence of an Event of Default. In the event of a conflict between the provisions of this paragraph and any other provision of the Note or any related agreement, the provisions of this paragraph shall control. If a default rate is prohibited by applicable law, then the pre-default rate shall continue to apply after default or maturity.

6. Late Charge. If any installment of principal or interest due or becoming due pursuant to this Note is not received in full within ten (10) days after the due date therefor, then Lender may, at its option, assess and collect, and Borrower shall pay, a late charge equal to five percent (5%) of the past due sum. It is agreed that this “late charge” is reasonable in amount and is based upon the desire of Borrower and Lender to agree in advance on an amount to reimburse Lender for the anticipated expense it will incur as a result of any amount not being paid when due under this Note.

7. Prepayments. The Borrower may at its sole discretion have the privilege of prepaying this Note, in whole or in part, at any time without premium or penalty. Borrower shall provide Lender with written notice of Borrower’s intent to prepay in full of this Note at least five (5) business days prior to delivery of such prepayment in full to Lender. Any partial prepayment of this Note by Borrower shall have the effect of reducing the amount of the final balloon payment due hereunder but shall not delay the next scheduled payment due under this Note or reduce the next scheduled payment under this Note (except to the extent the principal amount hereunder has been reduced and thereby the amount of accrued but unpaid interest is also reduced).

8. Security. This Note is secured by, inter alia, that certain Deed of Trust, Security Agreement and Financing Statement, which encumbers the Property (as the same may be amended, modified, supplemented or restated from time to time, the “Deed of Trust”), that certain Assignment of Rents and Leases dated of even date herewith, which encumbers the Property (as the same may be amended, modified, supplements or restated from time to time, the “Assignment of Rents”), certain financing statements and fixture filings to be filed in the applicable public records granting liens in certain fixtures and replacements thereof, and such other documents executed and delivered in connection with the loan evidenced by this Note (collectively, together with this Note, and as the same may be amended, modified, supplements or restated from time to time, the “Loan Documents”).

9. Events of Default.

(a) Events of Default. Any one or more of the following shall constitute an “Event of Default”:

(i) Any failure to pay any principal or interest under this Note when the same shall become due and payable and such failure continues for five (5) days after written notice thereof to Borrower, or the failure to pay any other sum due under this Note, the Deed of Trust, or any other Loan Document when the same shall become due and payable and such failure continues for five (5) days after written notice thereof to Borrower. No notice, however, shall be required after maturity of this Note.

(ii) Any failure or neglect to perform or observe any of the covenants, conditions or provisions of this Note, the Deed of Trust, any other Loan Document, or any other document or instrument executed or delivered in connection with the loan (other than a failure or neglect described in one or more of the other provisions of this Section 9(a)) and such failure or neglect continues unremedied for a period of thirty (30) days after written notice thereof to Borrower.

(iii) Any warranty, representation or statement contained in this Note, the Deed of Trust, or in any other Loan Document or any other document or instrument executed or delivered in connection with the loan, or made or furnished to Lender by or on behalf of Borrower, that shall be or shall prove to have been false when made or furnished.

(iv) The filing by any Borrower or any guarantor of the loan (or against any Borrower or such guarantor to which such Borrower or such guarantor acquiesces or that is not dismissed within 45 days after the filing thereof) of any proceeding under the federal bankruptcy laws now or hereafter existing or any other similar statute now or hereafter in effect; the entry of an order for relief under such laws with respect to any Borrower or such guarantor; or the appointment of a receiver, trustee, custodian or conservator of all or any part of the assets of any Borrower or such guarantor.

(v) The insolvency of any Borrower or any guarantor of the loan; or the execution by any Borrower or such guarantor of an assignment for the benefit of creditors; or the convening by any Borrower or such guarantor of a meeting of its creditors, or any class thereof, for purposes of effecting a moratorium upon or extension or composition of its debts; or the failure of any Borrower or such guarantor to pay its debts as they mature; or if any Borrower or such guarantor is generally not paying its debts as they mature.

(vi) The admission in writing by any Borrower or any guarantor of the loan that it is unable to pay its debts as they mature or that it is generally not paying its debts as they mature.

(vii) The death or incapacity of any Borrower, if an individual, or the liquidation, termination or dissolution of any Borrower, if a corporation, limited liability company, partnership or joint venture.

(viii) Any levy or execution upon, or judicial seizure of, any portion of any collateral or security for the loan.

(ix) Any attachment or garnishment of, or the existence or filing of any lien or encumbrance, other than any lien or encumbrance permitted by the Deed of Trust, against any portion of any collateral or security for the loan that is not removed or released within thirty (30) days after its creation.

(x) The institution of any legal action or proceedings to enforce any lien or encumbrance upon any portion of any collateral or security for the loan, which is not dismissed within thirty (30) days after its institution.

(xi) The occurrence of any event of default under the Deed of Trust, any of the other Loan Documents, or any other document or instrument executed or delivered in connection with the loan and the expiration of any applicable notice and cure period.

(xii) The occurrence of any event of default and the expiration of any applicable notice and cure period under any document or instrument given by any Borrower, by any entity owned by any Borrower or, if Borrower is a corporation, limited liability company, partnership or trust, by any entity owned by the same persons or entities that own Borrower, in connection with any other indebtedness or obligation of Borrower or such entity to Lender, Lender’s subsidiaries or affiliates or their respective successors or assigns, whether or not the other indebtedness or obligation is related to the Property or other property secured by this loan.

(xiii) The occurrence of any adverse change in the financial condition of any Borrower or any guarantor that Lender, in its reasonable discretion, deems material, and, as a result thereof, Lender in good faith shall believe that the prospect of payment or performance of the loan is impaired, and such condition is not remedied within thirty (30) days after written notice thereof to Borrower.

(b) Acceleration. If an Event of Default shall occur, at the election of Lender, the full amount of this Note, and any other amounts due under any of the other Loan Documents, shall become immediately due and payable without notice or demand.

(c) Non-Exclusive Remedies. Upon the occurrence at any time of any Event of Default under this Note or any of the other Loan Documents, without notice, demand or cure rights, except as specifically provided in this Note or the applicable Loan Document, Lender may exercise any right or remedy provided in this Note or the other Loan Documents. During the existence of any such Event of Default, Lender may apply payments received against this Note (or under any instrument securing, evidencing, or relating to the indebtedness evidenced by this Note) as Lender may determine, subject to the provisions of the Loan Documents. After any Event of Default unless and until such Event of Default is cured satisfactorily to Lender in Lender’s sole discretion, Lender shall have the right, at its option and without any obligation, to exercise any remedy provided in the Loan Documents or available to Lender under any applicable law. All of Lender’s rights and remedies not only under the provisions of this Note, but also under any other agreement or transaction shall be cumulative and not alternative or exclusive, and may be exercised by Lender at such time or times and in such order of preference as Lender in its sole discretion may determine.

10. Waiver. No delay or omission on the part of Lender in exercising any right or remedy hereunder shall operate as a waiver of such right or remedy or of any other right or remedy under this Note. A waiver on one occasion shall not be construed as a bar to or waiver of any such right and/or remedy on any future occasion. Borrower and every endorser or guarantor of this Note, regardless of the time, order or place of signing, waives presentment, demand, protest, notice of intent to accelerate, notice of acceleration and all other notices of every kind in connection with the delivery, acceptance, performance or enforcement of this Note and assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of collateral, and to the addition or release of any other party or person primarily or secondarily liable and waives all recourse to suretyship and guarantor defenses generally, including any defense based on impairment of collateral. To the maximum extent permitted by law, Borrower and each endorser and guarantor of this Note waive and terminate any homestead rights and/or exemptions respecting the Property under the provisions of any applicable homestead laws.

11. Subordination of Other Debts. Any and all present or future debts of Borrower to any endorser of this Note are subordinated to the full payment and performance of all present and future debts of Borrower to Lender. No person obligated on account of this Note may seek contribution from any other person also obligated, unless and until all liabilities, obligations and indebtedness to Lender of the person from whom contribution is sought have been irrevocably satisfied in full.

12. Joint and Several. The obligations of each Borrower and any endorser or guarantor of this Note are joint and several; provided, however, the release by Lender of a Borrower or any one or more endorsers or guarantors shall not release any other person or entity obligated on account of this Note. The release or compromise by Lender of any collateral shall not release any person obligated on account of this Note.

13. Further Assurances. The parties hereto agree to do all things deemed necessary by Lender in order to fully document the loan evidenced by this Note. The undersigned agree to assist in the cure of any defects in the execution, delivery or substance of this Note and the other Loan Documents and related agreements, and in the creation and perfection of any liens, security interests or other collateral rights securing such loan.

14. Consent to Sell Loan. The parties hereto agree that: (i) with prior notice to Borrower, Lender may Sell or transfer all or part of the loan to one or more purchasers, whether related or unrelated to Lender; (ii) Lender may provide to any purchaser, or potential purchaser, any information or knowledge Lender may have about the parties or about any other matter relating to the Loan, under commercially reasonable terms of confidentiality; (iii) the purchaser of a loan will be considered its absolute owner and will have all the rights granted under the loan documents or agreements governing the sale of the loan; and (iv) the purchaser of a loan may enforce its interests irrespective of any claims or defenses that the parties may have against Lender.

15. Collateral Assignment by Lender. Lender shall be permitted to collaterally assign its rights and interest under this Note to any one or more third party lenders to Lender. Upon receipt of written notice of such collateral assignment and at Lender’s expense, Borrower shall execute such additional documents as such third-party lender may request to confirm Borrower’s consent to such collateral assignment and Borrower’s agreement to make payments directly to such third-party lender upon notice from such third-party lender.

16. Costs of Collection. Borrower agrees that if, and as often as, this Note is placed in the hands of an attorney for collection or to defend or enforce any of Lender’s rights hereunder or under any instrument relating to or securing payment of this Note, Borrower shall pay Lender its reasonable attorneys’ fees and all court costs and other expenses incurred in connection therewith, regardless of whether a lawsuit is ever commenced or whether, if commenced, the same proceeds to judgment or not. Such costs and expenses shall include, without limitation, all costs, attorneys’ fees and expenses incurred by Lender in connection with any insolvency, bankruptcy, reorganization, arrangement or similar proceedings which in any way affects the exercise by Lender of its rights and remedies under this Note, the other Loan Documents or any other instrument securing, evidencing, or relating to the indebtedness evidenced by this Note.

17. Purpose. Borrower certifies that the loan evidenced by this Note is obtained for business or commercial purposes and that the proceeds thereof will not be used primarily for personal, family, household or agricultural purposes. Borrower further certifies that the loan evidenced by this Note will not be used for the purpose of purchasing or carrying margin stock or margin securities within the meaning of Regulations U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 221 and 224.

18. Usury. In no event whatsoever shall the amount paid, or agreed to be paid, to Lender for the use, forbearance, or retention of the money to be loaned hereunder (collectively, “Interest”) exceed the maximum amount permissible under applicable law. If the performance or fulfillment of any provision hereof or of any agreement between Borrower and Lender shall result in Interest exceeding the limit for interest prescribed by law, then the amount of such Interest shall be reduced to such limit. If, from any circumstance whatsoever, Lender should receive as Interest an amount which would exceed the highest lawful rate, the amount which would be excessive Interest shall be applied to the reduction of the principal balance owing hereunder (or, at the option of Lender, be paid over to Borrower) and not to the payment of Interest.

19. Governing Law. This Note shall be governed by, and construed in accordance with, the laws of the State of Colorado, without regard to its conflicts of laws principles.

20. Notices. The notice provisions of the Deed of Trust are incorporated herein by reference and any notices sent pursuant to this Note shall be delivered in accordance with such notice provisions.

21. Successors. The term “Borrower” as used herein shall include the original Borrower of this Note and any party who may subsequently become liable for the payment hereof as an assumer with the consent of Lender, provided that Lender may, at its option, consider the original Borrower of this Note alone as Borrower unless Lender has consented in writing to the substitution of another party as Borrower. The term “Lender” as used herein shall mean Lender, or, if this Note is transferred, the then holder(s) of this Note.

22. Invalidity. Invalidation of any of the provisions of this Note or of any article, paragraph, sentence, clause, phrase or word herein, or the application thereof in any given circumstance, shall not affect the validity of the remainder of this Note.

23. Time of Essence. Time is of the essence in the performance of each and every obligation of Borrower.

24. Jurisdiction; Venue. Borrower and each endorser or guarantor of this Note each irrevocably submits to the nonexclusive jurisdiction of any Federal court sitting in the State of Colorado and any state court sitting in the County of Pueblo, Colorado, over any suit, action or proceeding arising out of or relating to this Note. Each of Borrower, and any endorser or guarantor of this Note irrevocably waives, to the fullest extent it may effectively do so under applicable law, any objection it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that the same has been brought in an inconvenient forum.

25. Jury Waiver. WAIVER OF TRIAL BY JURY-BORROWER AND LENDER (BY ITS ACCEPTANCE HEREOF) HEREBY VOLUNTARILY, KNOWINGLY, IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) BETWEEN OR AMONG BORROWER AND LENDER ARISING OUT OF OR IN ANY WAY RELATED TO THIS NOTE OR ANY OTHER LOAN DOCUMENT REFERENCED HEREIN. THIS PROVISION IS A MATERIAL INDUCEMENT TO LENDER TO PROVIDE THE FINANCING DESCRIBED IN THIS NOTE AND THE OTHER LOAN DOCUMENTS REFERENCED HEREIN.

26. Indemnification. Each Borrower shall indemnify and hold Lender harmless from and against all claims, costs, expenses, actions, suit, proceedings, losses, damages and liabilities of any kind whatsoever, including, but not limited to, attorneys’ fees and expenses, arising out of any matter relating, directly or indirectly, to the loan evidenced by this Note, to the ownership, development, construction, or sale of the Property, whether resulting from internal disputes of Borrower, disputes between Borrower and any guarantor, or whether involving other third persons or entities, or out of any other matter whatsoever related to this Note, the Deed of Trust, and other documents or property securing the loan, but excluding any claim or liability which arises as the direct result of the gross negligence or willful misconduct of Lender and excluding any acts of Lender after the date of the transfer of title to Lender if Lender becomes the owner of the Property. This indemnity provision shall continue in full force and effect and shall survive not only the making of the loan but shall also survive the repayment of the loan and the performance of all of Borrower’s other obligations under the Loan Documents.

[SIGNATURE FOLLOWS ON NEXT PAGE]

IN WITNESS WHEREOF, the undersigned has executed this Note as of the date first written above.

BORROWER:

/s/ Brian Loiselle
Brian Loiselle, individually

/s/ Todd Johnson
Todd Johnson, individually

EWSD I LLC, an Arizona limited liability company

By:	/s/ Brian Loiselle

Print Name:	Brian Loiselle

Title:	Member/Manager

EAST WEST SECURED DEVELOPMENTS, LLC, an Arizona limited liability company

By:	/s/ Brian Loiselle

Print Name:	Brian Loiselle

Title:	Member/Manager

Signature Page to Secured Promissory Note